Exhibit 99.1

Neiman Marcus, Inc. Reports Second Quarter Results

DALLAS--(BUSINESS WIRE)--March 11, 2009--Neiman Marcus, Inc. today reported financial results for the second quarter of fiscal year 2009. This release contains information regarding the Company’s adjusted operating (loss) earnings, EBITDA and adjusted EBITDA, all of which are non-GAAP financial measures (as described in the footnotes to the accompanying condensed consolidated statements of operations and related information). Neiman Marcus, Inc. believes reporting adjusted operating (loss) earnings, EBITDA and adjusted EBITDA is a more meaningful representation of the Company’s on-going economic performance and therefore uses these metrics internally to evaluate and manage the Company’s operations. Adjusted operating (loss) earnings exclude the impact of certain items as described below under “Other Items.”

For the 13 weeks ended January 31, 2009, the Company reported total revenues of $1.08 billion compared to $1.37 billion in the prior year. Comparable revenues decreased 22.8 percent. The Company reported an operating loss for the second quarter of fiscal year 2009 of $592.7 million compared to operating earnings of $134.3 million for the second quarter of fiscal year 2008. The adjusted operating loss in the second quarter of fiscal year 2009 was $32.6 million compared to operating earnings of $134.3 million in the second quarter of fiscal year 2008.

Including non-cash impairment charges of $560.1 million as described below under “Other Items”, the Company reported a net loss of $509.2 million for the 13 weeks ended January 31, 2009 compared to net earnings of $44.3 million in the prior year. Adjusted EBITDA for the second quarter of fiscal year 2009 was $24.6 million compared to Adjusted EBITDA of $187.3 million in the second quarter of fiscal year 2008.

For the 26 weeks ended January 31, 2009, the Company reported total revenues of $2.07 billion compared to $2.51 billion in the prior year. Comparable revenues decreased 19.0 percent. The Company reported an operating loss for the 26 weeks ended January 31, 2009 of $511.1 million compared to operating earnings of $324.0 million for the comparable period a year ago. Adjusted operating earnings for the 26 weeks ended January 31, 2009 were $49.0 million compared to $291.5 million for the comparable period a year ago.

Including non-cash impairment charges of $560.1 million and a $32.5 million pension curtailment gain as described below under “Other Items”, the Company reported a net loss of $496.3 million for the 26 weeks ended January 31, 2009 compared to net earnings of $123.1 million in the prior year. Adjusted EBITDA for the 26 weeks ended January 31, 2009 was $162.8 million compared to Adjusted EBITDA of $397.7 million for the comparable period a year ago.

See the attached schedule of “Other Operating Data” for the reconciliation of adjusted operating (loss) earnings and the Company’s statements regarding the use of this non-GAAP financial measure. See the attached schedule of “Non-GAAP Financial Measure” for the reconciliation of Adjusted EBITDA.

Other Items

The Company recorded non-cash impairment charges of $560.1 million in the second quarter of fiscal year 2009 which represents 1) $291.1 million pretax impairment charge related to the writedown to fair value of goodwill 2) $242.2 million pretax impairment charge related to the writedown to fair value of the net carrying value of tradenames and 3) $26.8 million pretax impairment charge related to the writedown to fair value of the net carrying value of certain long-lived assets. The Company also recorded other income of $32.5 million in the first quarter of fiscal year 2008 which represents a one-time pension curtailment gain as a result of the Company’s decision to freeze pension and retirement benefits as of December 31, 2007.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com on Wednesday, March 11, 2009 beginning at 9:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus, Inc. website at www.neimanmarcusgroup.com.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: political or economic conditions; terrorist activities in the United States and elsewhere; disruptions in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in demographic or retail environments; changes in consumer preferences or fashion trends; competitive responses to the Company’s marketing, merchandising and promotional efforts; changes in the Company’s relationships with key customers; delays in the receipt of merchandise; seasonality of the retail business; adverse weather conditions, particularly during peak selling seasons; delays in anticipated store openings or renovations; natural disasters; significant increases in paper, printing and postage costs; litigation that may have an adverse effect on the Company’s financial results or reputation; changes in the Company’s relationships with designers, vendors and other sources of merchandise; the Company’s success in enforcing its intellectual property rights; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities, senior notes and senior subordinated notes and of complying with the related covenants and conditions; the financial viability of the Company’s designers, vendors and other sources of merchandise; the design and implementation of new information systems or enhancement of existing systems; changes in foreign currency exchange rates or inflation rates; impact of funding requirements related to the Company’s noncontributory defined benefit pension plan; changes in the Company’s relationships with certain of key sales associates; changes in key management personnel; changes in the Company’s proprietary credit card arrangement that adversely impact its ability to provide consumer credit; or changes in government or regulatory requirements increasing the Company’s cost of operations.

These and other factors that may adversely effect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	January 31, 2009	January 26, 2008

ASSETS
Current assets:
Cash and cash equivalents	$223,184	$235,747
Merchandise inventories	840,331	885,210
Other current assets	169,983	136,635
Total current assets	1,233,498	1,257,592

Property and equipment, net	1,031,285	1,064,734
Goodwill and intangible assets, net	3,473,205	4,113,202
Other assets	71,062	91,896
Total assets	$5,809,050	$6,527,424

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$195,629	$242,766
Accrued liabilities	365,409	412,339
Total current liabilities	561,038	655,105

Long-term liabilities:
Long-term debt	2,946,199	2,946,004
Deferred income taxes	750,027	962,712
Other long-term liabilities	458,207	315,769
Total long-term liabilities	4,154,433	4,224,485

Total shareholders’ equity	1,093,579	1,647,834
Total liabilities and shareholders’ equity	$5,809,050	$6,527,424

NEIMAN MARCUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(in thousands)	January 31, 2009	January 26, 2008	January 31, 2009	January 26, 2008

Revenues	$1,079,379	$1,373,855	$2,065,166	$2,506,098
Cost of goods sold including buying and occupancy costs	821,403	913,234	1,439,146	1,580,370
Selling, general and administrative expenses	243,580	292,572	486,408	564,548
Income from credit card program, net	(10,187)	(19,269)	(23,187)	(36,563)
Depreciation expense	39,112	35,086	77,711	70,221
Amortization of customer lists	13,568	13,568	27,135	27,179
Amortization of favorable lease commitments	4,469	4,385	8,939	8,770
Impairment charges	560,159	-	560,159	-
Other income	-	-	-	(32,450)

Operating (loss) earnings	(592,725)	134,279	(511,145)	324,023

Interest expense, net	58,581	60,397	116,426	121,620

(Loss) earnings before income taxes	(651,306)	73,882	(627,571)	202,403

Income tax (benefit) expense	(142,050)	29,579	(131,193)	79,342

Net (loss) earnings	$(509,256)	$44,303	$(496,378)	$123,061

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in millions)	January 31, 2009	January 26, 2008	January 31, 2009	January 26, 2008

REVENUES:
Specialty Retail Stores	$870.6	$1,136.3	$1,697.7	$2,097.9
Direct Marketing	208.8	237.5	367.5	408.2
Total	$1,079.4	$1,373.8	$2,065.2	$2,506.1

OPERATING (LOSS) EARNINGS:
Specialty Retail Stores	$(13.9)	$127.9	$80.6	$293.5
Direct Marketing	14.7	42.0	34.0	65.2
Corporate expenses	(15.4)	(17.6)	(29.5)	(31.2)
Amortization of customer lists and favorable lease commitments	(18.0)	(18.0)	(36.1)	(36.0)
ADJUSTED OPERATING (LOSS) EARNINGS	$(32.6)	$134.3	$49.0	$291.5
Impairment charges	(560.1)	-	(560.1)	-
Other income	-	-	-	32.5
OPERATING (LOSS) EARNINGS	$(592.7)	$134.3	$(511.1)	$324.0

Adjusted operating (loss) earnings represents operating (loss) earnings excluding impairment charges and other income.

Neiman Marcus, Inc. believes reporting adjusted operating (loss) earnings is a more meaningful representation of the Company’s on-going economic performance and therefore uses adjusted reporting internally to evaluate and manage the Company’s operations. Neiman Marcus, Inc. has chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations. Adjusted operating (loss) earnings is not a recognized term under generally accepted accounting principles (GAAP). Adjusted operating (loss) earnings should not be considered as an alternative to operating earnings (loss) or net earnings (loss) as a measure of operating performance or cash flows as a measure of liquidity. Adjusted operating (loss) earnings should not be considered in isolation to, or as a substitute for, analysis of the Company’s results reported in accordance with generally accepted accounting principles. Adjusted operating (loss) earnings as presented herein are not necessarily comparable to similarly titled measures.

NEIMAN MARCUS, INC.
OTHER OPERATING DATA
(UNAUDITED)
OTHER DATA:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in millions)	January 31, 2009	January 26, 2008	January 31, 2009	January 26, 2008

Capital expenditures	$31	$42	$65	$88

Depreciation	$39	$35	$78	$70
Amortization of intangibles	$18	$18	$36	$36

Rent expense	$22	$25	$45	$47

EBITDA	$(536)	$187	$(397)	$430
Adjusted EBITDA	$25	$187	$163	$398

For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measure.”

NEIMAN MARCUS, INC.
NON-GAAP FINANCIAL MEASURE
(UNAUDITED)
The following table reconciles net (loss) earnings as reflected in the Company’s consolidated statements of operations prepared in accordance with GAAP to EBITDA and Adjusted EBITDA:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
(dollars in millions)	January 31, 2009	January 26, 2008	January 31, 2009	January 26, 2008

Net (loss) earnings	$(509.2)	$44.3	$(496.3)	$123.1
Income tax (benefit) expense	(142.0)	29.5	(131.2)	79.3
Interest expense, net	58.6	60.4	116.4	121.6
Depreciation	39.1	35.1	77.7	70.2
Amortization of customer lists and favorable lease commitments	18.0	18.0	36.1	36.0
EBITDA	(535.5)	187.3	(397.3)	430.2
Non-cash impairment of long-lived assets	560.1	-	560.1	-
Non-cash gain on curtailment of defined benefit retirement obligations	-	-	-	(32.5)
Adjusted EBITDA	$24.6	$187.3	$162.8	$397.7

We present the non-GAAP financial measures EBITDA and Adjusted EBITDA because we use these measures to monitor and evaluate the performance of our business and believe the presentation of these measures will enhance investors’ ability to analyze trends in our business, evaluate our performance relative to other companies in our industry and evaluate our ability to service our debt. In addition, we use EBITDA and Adjusted EBITDA as components of the measurement of incentive compensation.

EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and Adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured Asset-Based Revolving Credit Facility, Senior Secured Term Loan Facility, Senior Notes and Senior Subordinated Notes. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings (loss) or net earnings (loss) as measures of operating performance or cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements, for working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; exclude tax payments that represent a reduction in cash available; and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

CONTACT:
Neiman Marcus, Inc.
James E. Skinner, 214-757-2954
Executive Vice President and
Chief Financial Officer
or
Stacie Shirley, 214-757-2967
Vice President – Finance
and Treasurer